Exhibit 3.33

MA SOC        Filing Number: 200349758730        Date: 08/12/2003

[SEAL]	The Commonwealth of Massachusetts	Minimum Fee: $250.00
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Telephone: (617) 727-9640

Articles of Organization

(General Laws, Chapter 156B)

Federal Employer Identification Number: 000847837 (must be 9 digits)

ARTICLE I

The exact name of the business entity is:

DETROIT BEHAVIORAL INSTITUTE, INC.

ARTICLE II

The purpose of the business entity is to engage in the following business activities:

PROVIDER OF BEHAVIORAL HEALTH CARE.

ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the business entity is authorized to issue:

Class of Stock	Par Value Per Share Enter 0 if no Par	Total Authorized by Articles of Organization or Amendments		Total Issued and Outstanding
		Num of Shares	Total Par Value	Num of Shares
CWP	$0.01000	200,000	$2,000.00	1,000

ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the Business Entity must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

ARTICLE VI

Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the business entity, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the business entity, or of its directors or stockholders, or of any class of stockholders:

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

ARTICLE VII

The effective date of organization of the business entity shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

Later Effective Date:

ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

No. and Street:	200 LAKE STREET
	SUITE 102
City or Town:	PEABODY	State:	MA	Zip:	01960	Country:	USA

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

Title	Individual Name First, Middle, Last, Suffix	Address (no PO Box) Address, City or Town, State, Zip Code	Expiration of Term
PRESIDENT	BRUCE A. SHEAR	14 IDA ROAD MARBLEHEAD, MA 01945 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

TREASURER	PAULA C. WURTS	7 ALEXANDRA STREET PEABODY, MA 01960 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

CLERK	PAULA C. WURTS	7 ALEXANDRA STREET PEABODY, MA 01960 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

VICE PRESIDENT	ROBERT BOSWELL	354 QUIET HARBOR DRIVE HENDERSON, NV 89104 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

EXEC VICE PRESIDENT	MICHAEL CORNELISON	7708 SOUTHMOOR MONROE, Ml 48161 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

DIRECTOR	DAVID DANGERFIELD	5965 S. 900 E. SALT LAKE CITY, UT 84121 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

DIRECTOR	DONALD ROBAR	332 BURPEE HILL NEW LONDON, NH 03257 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

DIRECTOR	GERALD PERLOW	40 ATLANTIC AVENUE SWAMPSCOTT, MA 01907 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

DIRECTOR	HOWARD PHILLIPS	500 S. PALM ROAD, PHT SARASOTA, FL 34236 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

DIRECTOR	WILLIAM GRIECO	21 PLEASANT STREET WELLESLEY, MA 02482 USA 200 LAKE STREET PEABODY, MA 01960 USA	2005

c. The fiscal year (i.e., tax year) of the business entity shall end on the last day of the month of:

June

d. The name and business address of the resident agent, if any, of the business entity is:

Name: No. and Street:	BRUCE A. SHEAR 200 LAKE STREET SUITE 102
City or Town:	PEABODY	State: MA	Zip: 01960	Country: USA

ARTICLE IX

By-laws of the business entity have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are beneath each signature do hereby associate with the intention of forming this business entity under the provisions of General Law, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 12 Day of August, 2003. (If an existing corporation is acting as incorporator, type in the exact name of the business entity, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said business entity and the title he/she holds or other authority by which such action is taken.)

BRUCE A. SHEAR. PRESIDENT & CEO PHC. INC. 200 LAKE STREET, SUITE 102 PEABODY, MA 01960

©2001 - 2003 Commonwealth of Massachusetts

All Rights Reserved

MA SOC        Filing Number: 200349758730        Date: 08/12/2003

THE COMMONWEALTH OF MASSACHUSETTS

1 hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

August 12, 2003

/s/ William Francis Galvin
WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

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